As filed with the Securities and Exchange Commission on March 25, 2008
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

FIRST NATIONAL BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

South Carolina	6021	58-2466370
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

215 North Pine Street
Spartanburg, South Carolina 29302
(864) 948-9001
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Jerry L. Calvert
President and Chief Executive Officer
First National Bancshares, Inc.
215 North Pine Street
Spartanburg, South Carolina 29302
(864) 948-9001
(Name, address, including zip code, and telephone number,
including area code of agent for service)

Copies to:

Neil E. Grayson, Esq. Nelson Mullins Riley & Scarborough LLP Poinsett Plaza, Suite 900 104 South Main Street Greenville, South Carolina 29601 (864) 250-2235	George S. King, Jr., Esq. Suzanne Hulst Clawson, Esq. Haynsworth Sinkler Boyd, P.A. 1201 Main Street 22nd Floor Columbia, SC 29201 (803)779-3080

Approximate date of commencement of the proposed sale to the public: As soon as practicable after the effectiveness of this registration statement and the satisfaction or waiver of all other conditions to the merger described in the joint proxy statement/prospectus.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ 333-146555

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price	Proposed maximum aggregate offering price (3)	Amount of registration fee

Common Stock	14,242	(2)	$144,984	$5.70

(1)
Represents the number of additional shares of common stock, no par value, of the registrant, First National Bancshares, Inc., that may be issued in connection with the merger of Carolina National Corporation, a South Carolina corporation, with and into the registrant, as described in the registration statement on Form S-4 (File No. 333-146555), which became effective on November 8, 2007. In connection with the filing of that registration statement, 2,649,431 shares of common stock of the registrant were registered with the Securities and Exchange Commission and a fee of $989.15 was paid. The registrant now anticipates that up to 2,663,673 shares of its common stock may be issued in the merger.

(2)	Not Applicable

(3)
In accordance with Rules 457(c) and 457(f) under the Securities Act of 1933, the registration fee is based on the average of the high and low sales prices of the registrant's common stock reported on the Nasdaq Capital Market as of March 24, 2008 ($10.18), and computed based on the number of additional shares of common stock of the registrant to be registered by this registration statement.

EXPLANATORY NOTE

Pursuant to its Registration Statement on Form S-4 (File No. 333-146555) declared effective on November 8, 2007, First National Bancshares, Inc. registered 2,649,431 shares of common stock, par value $0.01 per share, and paid a fee of $989.15. First National is filing this Registration Statement on Form S-4 pursuant to General Instruction K to Form S-4 and Rule 462(b) of the Securities Act of 1933 solely to register 14,242 additional shares of First National common stock for issuance in connection with the consummation of the merger of Carolina National Corporation, with and into First National. The maximum number of shares of common stock that may be issued as a result of the merger is expected to be 2,663,673.

INCORPORATION BY REFERENCE

The contents of the prior Registration Statement on Form S-4 (File No. 333-146555) are hereby incorporated by reference into this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spartanburg, South Carolina, on March 25, 2008.

FIRST NATIONAL BANCSHARES, INC.
By:	s/Jerry L. Calvert
Jerry L. Calvert President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/C. Dan Adams	Director	March 25, 2008
C. Dan Adams

/s/Mellnee G. Buchheit	Director	March 25, 2008
Mellnee G. Buchheit

/s/Jerry L. Calvert	President, Chief Executive Officer,	March 25, 2008
Jerry L. Calvert	and Vice Chairman

/s/Martha C. Chapman	Director	March 25, 2008
Martha C. Chapman

	Director	March __, 2008
W. Russel Floyd, Jr.

/s/Dr. C. Tyrone Gilmore, Sr.	Director	March 25, 2008
Dr. C. Tyrone Gilmore, Sr.

/s/Dr. Gaines W. Hammond, Jr.	Chairman of the Board	March 25, 2008
Dr. Gaines W. Hammond, Jr.

/s/Benjamin R. Hines	Director	March 25, 2008
Benjamin R. Hines

/s/William A. Hudson	Director	March 25, 2008
William A. Hudson

	Director	March __, 2008
I.S. Leevy Johnson

/s/Kitty B. Payne	Executive Vice President and Chief	March 25, 2008
Kitty B. Payne	Financial Officer

/s/Norman F. Pulliam	Director, Chairman Emeritus of the	March 25, 2008
Norman F. Pulliam	Board

	Director	March __, 2008
Joel A. Smith, III

/s/Robert E. Staton, Sr.	Director	March 25, 2008
Robert E. Staton, Sr.

	Director	March __, 2008
William H. Stern

	Director	March __, 2008
Peter E. Weisman

/s/Donald B. Wildman	Director	March 25, 2008
Donald B. Wildman

/s/Coleman L. Young, Jr.	Director	March 25, 2008
Coleman L. Young, Jr.

Exhibit Index

Exhibit Number	Description of Exhibit

2.1
Agreement and Plan of Merger by and between First National Bancshares, Inc. and Carolina National Corporation dated as of August 26, 2007 (included as Appendix A to the Joint Proxy Statement/Prospectus).*

5.1	Opinion of Nelson Mullins Riley & Scarborough LLP regarding the legality of securities being registered.

8.1	Tax Opinion of Haynsworth Sinkler Boyd, P.A.*

23.1	Consent of Elliott Davis, LLC.

23.2	Consent of Elliot Davis, LLC.

23.3	Consent of Nelson Mullins Riley & Scarborough LLP (included with Exhibit 5.1).

23.4	Consent of Haynsworth Sinkler Boyd, P.A. (included with Exhibit 8.1).*

23.5	Consent of Howe Barnes Hoefer & Arnett, Inc.*

23.6	Consent of The McColl Group, LLC.*

24	Power of Attorney (contained on the signature page hereof).

99.1	First National’s Form of Proxy.*

* Incorporated by reference to Amendment No. 1 to the Registration Statement on Form S-4 of First National Bancshares, Inc. filed November 7, 2007.